Exhibit 24.1

Petrobras Global Finance BV - PGF BV Trade number: 55810322 Weena 762, 9th Floor 3014 DA Rotterdam - The Netherlands Tel: 31 10 206 7000 - Fax: 31 10 206 7095

POA 012.2018

POWER OF ATTORNEY

The undersigned,

PETROBRAS GLOBAL FINANCE B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands, having its statutory seat (statutaire zetel) in Rotterdam, the Netherlands, its principal place of business at Weena 762, 9th Floor, room A, 3014 DA Rotterdam, the Netherlands and registered with the Trade Register (Handelsregister) of the Chamber of Commerce (Kamer van Koophandel) for Rotterdam (the “Chamber of Commerce”) under number 55810322 (the “Company”).

Herewith grants power of attorney to each of the persons listed in Annex A and whose signatures are certified in Annex B to this power of attorney (each an “Attorney”) and authorizes each attorney, with the right of substitution, to execute and perform, acting collectively or individually, all and any of the following acts on behalf of the Company (the “Power of Attorney”):

1.

a post-effective amendment (“Post-Effective Amendment No. 1”) to the Registration Statements on Form F-3 (File Nos. 333-227087 and 333-227087-01) filed with the Securities and Exchange Commission on August 28, 2018 by Petróleo Brasileiro S.A. (“Petrobras”) and the Company;

2.

a new Registration Statement on Form F-3 to be filed on or around December 28, 2018 by Petrobras and the Company (the “Registration Statement”) as described in the written resolutions of the board of directors of the Company of even day herewith;

3.

any additional documents, deeds, agreements, powers of attorneys, notices, acknowledgements, letter agreements, memoranda, statements and/or certificates as may be ancillary, necessary, required or useful in connection with the filings contemplated thereby and such documents (the “Documents”);

4.	the filing of the Post-Effective Amendment No. 1, the Registration Statement and the Documents with the Securities and Exchange Commission by Petrobras and the Company.

In performing acts pursuant to the Power of Attorney, the Attorney may act as the Company’s counterparty and as a representative of the Company’s counterparty.

Petrobras Global Finance BV - PGF BV Trade number: 55810322 Weena 762, 9th Floor 3014 DA Rotterdam - The Netherlands Tel: 31 10 206 7000 - Fax: 31 10 206 7095

POA 012.2018

The Power of Attorney includes the authority of each Attorney to grant power of attorney to another person to perform all acts referred to above on behalf of the Company in accordance with the terms and conditions of the Power of Attorney.

After using this Power of Attorney in any matters hereby authorized, any Attorney or Representative of the Attorney must report their acts on behalf of the Company to this Board and all actions taken and any documents executed, signed or delivered by any Attorney or Representative of the Company in connection with each transaction.

The Power of Attorney is irrevocable.

The Power of Attorney is valid until March 31, 2019.

The relationship between the Company and the Attorney arising from the Power of Attorney shall be governed by Dutch law.

This power of attorney may be signed in counterparts and were made on December 28, 2018. For and on behalf of PETROBRAS GLOBAL FINANCE B.V.:

/s/ Guilherme Rajime Takahashi Saraiva	/s/ Eduardo Cavalcanti Guimarães
Name: Guilherme Rajime Takahashi Saraiva	Name: Eduardo Cavalcanti Guimarães
Title: Managing Director A	Title: Managing Director B

Petrobras Global Finance BV - PGF BV Trade number: 55810322 Weena 762, 9th Floor 3014 DA Rotterdam - The Netherlands Tel: 31 10 206 7000 - Fax: 31 10 206 7095

POA 012.2018

Annex A

List of Attorneys

•	Bianca Nasser Patrocínio, Brazilian citizen, Economist, Corporate Finance Manager, ID No. 10623882-7 IFP/RJ;

•	Larry Carris Cardoso, Brazilian citizen, Economist, Loans and Financing Administration General Manager, ID No. 0947389-6 IFP/RJ;

•	Guilherme Rajime Takahashi Saraiva, Brazilian citizen, Engineer, International Capital Markets Manager, ID No. 00177789088-7 DETRAN/RJ; and

•	Renan Feuchard Pinto, Brazilian citizen, Economist, Capital Markets Coordinator, ID No. 13217742-9 DETRAN/RJ.

Petrobras Global Finance BV - PGF BV Trade number: 55810322 Weena 762, 9th Floor 3014 DA Rotterdam - The Netherlands Tel: 31 10 206 7000 - Fax: 31 10 206 7095

POA 012.2018

Annex B

Specimen of Signatures

Bianca Nasser Patrocínio	/s/ Bianca Nasser Patrocínio

Larry Carris Cardoso	/s/ Larry Carris Cardoso

Guilherme Rajime Takahashi Saraiva	/s/ Guilherme Rajime Takahashi Saraiva

Renan Feuchard Pinto	/s/ Renan Feuchard Pinto